          FOURTH AMENDMENT TO TRANSFER AND ADMINISTRATION AGREEMENT

            This FOURTH AMENDMENT TO TRANSFER AND ADMINISTRATION AGREEMENT (this "Amendment"), dated as of March 1, 2000 is entered into by and between NORDSTROM fsb, a federal savings bank with its main office at 7320 East Butherus Drive, Suite 100, Scottsdale, AZ 85260 and the successor in interest to Nordstrom National Credit Bank ("NNCB "),,(together with its successors and permitted assigns, the "Transferor"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation with its main office at 100 N. Tryon Street, NC 1-007-10-06, Charlotte, NC 28255-0001 (together with its successors and permitted assigns, the "Company"), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES THERETO (collectively, the "Bank Investors" and each a "Bank Investor") and BANK OF AMERICA, N.A., a national banking association ("NationsBank"), as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor.

             WHEREAS, the NNCB, the Company, the Bank Investors and the Agent have entered into a Transfer and Administration Agreement dated as of August 14, 1996, as amended by a first amendment thereto dated as of August 19, 1997, a second amendment thereto dated as of July 6, 1998 and a third amendment thereto dated as of August 9, 1999 (as amended to the date hereof, the "Transfer and Administration Agreement");

             WHEREAS, effective March 1, 2000, NNCB has ceased operation under a national bank charter, and has simultaneously transferred all its assets pursuant to a plan of conversion to an entity governed by a federal savings bank charter issued by the Office of Thrift Supervision and has changed its name from Nordstrom National Credit Bank to Nordstrom fsb, whereupon Nordstrom fsb immediately resumed the operations that NNCB had ceased to perform; and

            WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with.

            NOW THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor, the Company, the Agent and each Bank Investor agree as follows:

            Section 1. Except as otherwise specifically set forth in this Amendment, capitalized terms used herein as defined terms but not defined herein shall have the meanings assigned to them in the Transfer and Administration Agreement.

            Section 2. Assumption. Pursuant to Section 7.2 of the Pooling and Servicing Agreement, Nordstrom fsb hereby assumes the performance of every covenant and obligation of the Transferor under the Pooling and Servicing Agreement and shall benefit from all the rights granted to the Transferor under the Pooling and Servicing Agreement.

            Section 3. Amendment to Definition of Transferor. The definition of "Transferor" set forth in the Transfer and Administration Agreement is hereby amended to read as follows:

            "Transferor" shall mean Nordstrom fsb, a federal savings bank, and its permitted successors and assigns.

            Section 4. Amendment to Section 3. 1. Section 3.1 (a) of the Transfer and Administration Agreement is hereby amended by substituting the words "federal savings bank" for the words "national banking association".

            Section 5. Amendment to Section 3.3. Section 3.3(b) of the Transfer and Administration Agreement is hereby amended by substituting the words "federal savings bank" for the words "national banking association".

            Section 6. Amendment to Section 6.3. Section 6.3 of the Transfer and Administration Agreement is hereby amended by replacing the notice address of the Bank provided therein with the following: "Nordstrom fsb, 7320 East Butherus Drive, Suite 100, Scottsdale, AZ 85260, Attention:
President, Telephone: (480) 596-3365, Telecopy: (480) 596-7923 with a copy to: Nordstrom fsb, Colorado Service Center, 13531 East Caley Avenue, Englewood, Colorado 80111, Attention: Senior Vice President & Treasurer,
Telephone: (303) 397-4780, Fax: (303) 397-4811".

            Section 7. Consent to Conversion of Charter and Name Change. The Company, the Agent and each Bank Investor hereby consent to the conversion of Transferor's charter and to Transferor's name change, as described in the above recitals, and further consent and agree that Nordstrom fsb is the permitted successor in interest to NNCB for all purposes of the Transfer and Administration Agreement, and waive any prior notice requirements with respect to such conversion and name change set forth in Section 3.4(e) or elsewhere in the Transfer and Administration Agreement.

            Section 8. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 9. Severability. If any, one or more of the covenants, agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

            Section 10. Counterparts. This Amendment may be executed in any number of counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            Section 11. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

                                     NORDSTROM fsb,
                                     as Transferor
                                     By: /s/                   Kevin Knight
                                        -----------------------------------
                                     Name:   KEVIN KNIGHT
                                     Title:  CEO

                                     BANK OF AMERICA, N.A.,
                                     as Agent and as a Bank Investor
                                     By: /s/                Elliott Lemon
                                        ---------------------------------
                                     Name:  Elliott Lemon
                                     Title: Vice President

                                     ENTERPRISE FUNDING CORPORATION,
                                     as Company
                                     By: /s/               Kevin P. Burns
                                        ---------------------------------
                                     Name:  Kevin P. Burns
                                     Title: Vice President

                                     MORGAN GUARANTY TRUST COMPANY OF NEW
                                     YORK, as a Bank Investor
                                     By: /s/             Robert Bottamedi
                                        ---------------------------------
                                     Name:  Robert Bottamedi
                                     Title: Vice President